UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________________________________________
FORM 8-K
_____________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 28, 2017

_____________________________________________________________
MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
_____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
Arrangement Agreement
On February 28, 2017, Maxwell Technologies, Inc. (“Maxwell”) entered into an Arrangement Agreement (the “Arrangement Agreement”) with Nesscap Energy, Inc. (“Nesscap”), a developer and manufacturer of ultracapacitor products for use in transportation, renewable energy, industrial and consumer markets, providing for the acquisition of substantially all of the assets of Nesscap (the “Acquisition”) for an aggregate purchase price of $23,175,000 (the “Purchase Price”), which shall be paid in full through the issuance of 4,607,264 shares of Maxwell common stock, subject to adjustment as provided in the Arrangement Agreement and discussed below (the “Share Consideration”). The Acquisition will be effected by means of a court-approved statutory plan of arrangement under the federal laws of Canada in accordance with the Canada Business Corporations Act (the “Arrangement”) and will require the approval at a Nesscap special meeting of its shareholders (the “Nesscap Shareholder Meeting”) of 66 2/3% of the votes cast by the shareholders present in person or by proxy, and, if required by applicable Canadian law, a majority of the votes cast by Nesscap shareholders present in person or by proxy at the Nesscap Shareholder Meeting, excluding for this purpose votes attached to any related or interested party in the transaction as required pursuant to Multilateral Instrument 61-101, Protection of Minority Security Holders in Special Transactions in accordance with applicable Ontario securities laws. In addition, both I2 I2BF Energy, Limited and Arbat Capital Group Ltd., principal shareholders of Nesscap (the “Principal Shareholders”), are each related parties to the Company, as such term is defined in Multilateral Instrument 61-101 - Protection of Minority Securityholders in Special Transactions (“MI 61-101”). Therefore the Arrangement will also be conditional upon the approval of a simple majority of the Nesscap shareholders, excluding each of the Principal Shareholders.
Under the terms of the Arrangement Agreement, Nesscap intends to use the proceeds from the Acquisition to satisfy existing debt obligations and other liabilities of Nesscap with the remaining balance of the Share Consideration to be distributed to the shareholders of Nesscap as part of a plan of liquidation in accordance with the Arrangement. As part of the Arrangement, Nesscap will request to cease to be a reporting issuer on the Toronto Stock Exchange - Venture Exchange following the closing of the Acquisition (the “Closing”) followed by a complete liquidation and dissolution of Nesscap.
The Arrangement Agreement contains customary representations, warranties and covenants of the parties to the Arrangement Agreement, including, but not limited to, covenants between the date of the Arrangement Agreement and the Closing to conduct and operate its business in the ordinary course and not to take or engage in certain actions without the prior written consent of Maxwell. Nesscap has agreed that, in consultation with Maxwell, it will: (i) as promptly as reasonably practicable after the signing of the Arrangement Agreement, and in any event no later than 15 days from the Arrangement Agreement, apply to the Ontario Superior Court of Justice (Commercial List) or other court with applicable jurisdiction (the “Court”) providing for, among other things, the calling and holding of the Nesscap Shareholder Meeting; (ii) as promptly as reasonably practicable after the execution of the Arrangement Agreement prepare a Circular and cause to be delivered to its shareholders as promptly as reasonably practicable after the issuance of the Interim Order, and in any event, within 10 business days thereafter, (iii) lawfully convene and hold the Nesscap Shareholder Meeting; and (iv) seek to obtain the final order of the Court as soon as reasonably practicable after the Nesscap Shareholder Meeting and, in any event, not later than three (3) business days thereafter. Unless there is a change of recommendation of the Board of Directors of Nesscap (the “Nesscap Board”) related to a superior proposal, as described in the Arrangement Agreement, the Nesscap Board has agreed to use commercially reasonable efforts to solicit from the shareholders of Nesscap proxies in favour of the approval of the Arrangement. In addition to the Nesscap shareholder approvals and the court approval required in accordance with the Canada Business Corporations Act, the Arrangement Agreement also provides that the consummation of the Acquisition is subject to various closing conditions, including that a material adverse effect will not have occurred on Maxwell or Nesscap.
The Share Consideration represents approximately 14.28% of the outstanding shares of Maxwell, based on the number of shares of Maxwell common stock outstanding as of February 27, 2017. The Arrangement Agreement provides that the Share Consideration may be subject to an adjustment upon the Closing based on the average closing price of Maxwell common stock for the ten (10) prevailing trading days on The Nasdaq Stock Market ending (and including) two (2) days prior to the Closing in order to account for an increase or decrease to such per share price compared to the trading price used to calculate the Share Consideration at signing; provided, however, in any event, that any such increase or reduction in the Share Consideration is limited to a maximum adjustment of ten percent (10%). Therefore, the maximum increase or decrease in the Share Consideration shall be 460,726 shares.
The Arrangement Agreement provides that Nesscap is subject to non-solicitation provisions and provides that the board of directors of Nesscap may, under certain circumstances, terminate the Arrangement Agreement in favor of an unsolicited superior proposal, subject to the payment of a termination fee of USD $1 million to Maxwell (the “Termination Fee”), and subject to a right of Maxwell to match the superior proposal in question. The Arrangement Agreement also contains other customary termination provisions, including that, subject to a party’s failure to fulfill its obligations under the agreement, a party may terminate the Arrangement Agreement if a Closing has not occurred by June 30, 2017.

The Arrangement is expected to be completed in the second quarter of 2017. A copy of the Arrangement Agreement is attached hereto as Exhibit 10.1.
Voting Support Agreements
The Arrangement has been unanimously approved by the board of directors of each of Maxwell and Nesscap. The board of directors of Maxwell (the “Maxwell Board”) has received an opinion from Canaccord Genuity Group Inc. as to the fairness, from a financial point of view, of the consideration to be paid by Maxwell pursuant to the Arrangement. The Nesscap Board has received a verbal opinion from Paradigm Capital Inc. that the consideration to be received by Nesscap under the Arrangement is fair from a financial point of view and it expects to receive the written fairness opinion in connection with the mailing of a circular to its shareholders. As part of the Arrangement, Maxwell has agreed to appoint a representative of the Principal Shareholders to the Board of Directors of Maxwell, which such representative shall initially be Ilya Golubovich. Such appointment is subject to the Closing and is intended to be no later than one business day following Maxwell’s 2017 Annual Meeting of Shareholders.
In connection with the Arrangement, the Principal Shareholders, representing approximately 79.57% of the outstanding voting common stock of Nesscap, have entered into a voting agreement in support of the Arrangement (the “Voting Agreement”) and have also entered into shareholder agreement providing for, among other things, a lock-up agreement regarding any Maxwell shares received as part of the Arrangement, a standstill arrangement related to further acquisitions and actions related to Maxwell, non-competition and non-solicitation agreements and as referenced above, a right to nominate a director to the Maxwell Board (the “Principal Shareholder Agreement”). Additional directors and officers, representing approximately 0.32% of the outstanding voting common stock of Nesscap have entered into voting agreements in support of the Arrangement and Nesscap has agreed to use best efforts to obtain Voting Agreements from other key shareholders in advance of the Nesscap Shareholder Meeting. The Voting Agreements provide that each of the parties thereto shall vote all of the shares of Nesscap, as applicable, in favor of the Arrangement Agreement and, subject to certain customary exceptions, shall not sell, transfer, gift, assign, convey, pledge, hypothecate, encumber, option, grant a security interest in or otherwise dispose of any right or interest in any of the Subject Shares (as defined in the Voting Agreements) until the termination of the Voting Agreements. The Voting Agreements become terminable upon the date upon which the parties thereto mutually agree to terminate the agreement or, if the Closing has not yet occurred, on June 30, 2017, unless extended upon mutual agreement.
A copy of the form of Voting Agreement is attached hereto as Exhibit 10.2 and a copy of the Principal Shareholder Agreement is attached hereto as Exhibit 10.3.
The summaries and descriptions of the Arrangement Agreement, Voting Agreements and Principal Shareholder Agreement set out in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the Arrangement Agreement, Voting Agreements and Principal Shareholder Agreement, which are attached to this Current Report on Form 8-K as Exhibits and incorporated by reference herein.
Item 2.02.     Results of Operations and Financial Condition.
On February 28, 2017, Maxwell Technologies, Inc. (the “Company”) issued a press release announcing the Company’s results for its fiscal quarter and fiscal year ended December 31, 2016. A copy of this press release is attached hereto as Exhibit 99.1.
This information contained in this Item 2.02 of this Current Report and Exhibit 99.1 are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities.
On February 28, 2017, the Board of Directors of the Company approved a comprehensive restructuring plan for the Company’s businesses that includes a wide range of organizational efficiency initiatives and other cost reduction opportunities.  The Company estimates that it will incur total aggregate charges of approximately $0.8 million to $1.0 million from this restructuring, primarily based upon estimated severance and related costs. The Company expects that most of these charges will be cash expenditures and expects to recognize most of the charges related to this restructuring in the first quarter of fiscal 2017. The estimated annualized pre-tax benefit of the restructuring initiatives is estimated to be between $2.5 million and $3.0 million, with benefits estimated in the range of $2.0 million and $2.5 million realized over the remainder of fiscal 2017.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Mr. Robert L. Guyett, who was appointed as a Class III director in January 2000, has chosen not to stand for re-election when his term expires at the 2017 Maxwell Annual Meeting of Stockholders. Mr. Guyett served as Chairperson of the Maxwell Board of Directors from May 2003 until May 2007 as well as from May 2010 to May 2011 and has served as the Chairperson for the Audit Committee since 2000. Mr. Guyett’s decision to not stand for re-election is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
As referenced in Item 1.01 above, Maxwell has agreed to appoint a representative of the Principal Shareholders to the Board of Directors of Maxwell, which such representative shall initially be Ilya Golubovich. Such appointment is subject to the Closing and is intended to be no later than one business day following Maxwell’s 2017 Annual Meeting of Shareholders. Additional information required by Item 5.02 shall be provided upon the appointment of Mr. Golubovich in a subsequent Current Report on Form 8-K.
Item 8.01.    Other Events
On February 28, 2017, Maxwell issued a press release announcing the execution of the Arrangement Agreement. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Forward Looking Statements
Some of the statements in this Current Report on Form 8-K are forward-looking statements (or forward-looking information) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These include statements using the words target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Maxwell and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, corporate approvals, regulatory approvals, operational factors and other factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. Undue reliance should not be placed on such forward looking statements. Forward-looking statements speak only as of the date they are made. Except as required by law, we do not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.
Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Arrangement Agreement, dated February 28, 2017, between Maxwell Technologies, Inc. and Nesscap Energy, Inc.
10.2	Form of Voting Agreement, dated February 28, 2017, among Maxwell Technologies, Inc., Nesscap Energy, Inc. and each of the shareholders a party thereto.
10.3	Principal Shareholder Agreement, dated February 28, 2017, among Maxwell Technologies, Inc. and I2BF Energy, Limited and Arbat Capital Group Ltd.
99.1	Press release issued by Maxwell Technologies, Inc. on February 28, 2017 announcing fourth quarter and full year 2016 results.
99.2	Press release issued by Maxwell Technologies, Inc. and Nesscap Energy, Inc. on February 28, 1017 announcing agreement by Maxwell Technologies, Inc. to acquire Nesscap Energy business.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David Lyle
David Lyle
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Date: February 28, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Arrangement Agreement, dated February 28, 2017, between Maxwell Technologies, Inc. and Nesscap Energy, Inc.
10.2	Form of Voting Agreement, dated February 28, 2017, among Maxwell Technologies, Inc., Nesscap Energy, Inc. and each of the shareholders a party thereto.
10.3	Principal Shareholder Agreement, dated February 28, 2017, among Maxwell Technologies, Inc. and I2BF Energy, Limited and Arbat Capital Group Ltd.
99.1	Press release issued by Maxwell Technologies, Inc. on February 28, 2017 announcing fourth quarter and full year 2016 results.
99.2	Press release issued by Maxwell Technologies, Inc. and Nesscap Energy, Inc. on February 28, 1017 announcing agreement by Maxwell Technologies, Inc. to acquire Nesscap Energy business.